EXHIBIT 10.24.2
AMENDMENT FIVE
to the
ADMINISTRATIVE SERVICES AGREEMENT
between
LIFE OF THE SOUTH INSURANCE COMPANY AND AFFILIATES ("Administrator")
and
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.
("The Insurance Company")
Original Agreement Effective Date: August 1, 2002
This Fifth Amendment (the "Amendment"), entered into effective February 1,2012 ("Amendment Effective Date"),amends that certain Administrative Services Agreement by and between National Union Fire lnsurance Company of Pittsburgh, Pa. ("The Insurance Company") and Life of the South Insurance Company and Affiliates ("Administrator") dated August 1, 2002, as amended by Amendment One dated February 1, 2003 ("Amendment #1"), Amendment Two dated October 1, 2003 ("Amendment #2"), Amendment Three dated August 1, 2008 ("Amendment #3"), and Amendment Four dated January 31, 2012 ("Amendment #4") (hereafter, the Agreement and Amendments #1, #2, #3, and #4 are referred to as the "Agreement").
WHEREAS, The Insurance Company's affiliate LiveTravel, Inc. (hereafter "LiveTravel") markets and provides certain non-insurance products and services (collectively, the "Non-Insurance Products");
WHEREAS, The Insurance Company and LiveTravel desire to have Administrator provide certain administrative functions and services on behalf of LiveTravel, and Administrator wishes to provide such services with respect to LiveTravel non-insurance products and services; and
WHERAS, the parties wish to add LiveTravel as a party to the Agreement to establish an arrangement under which Administrator performs administrative functions and services in connection with LiveTravel's non-insurance products and services.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.LiveTravel is hereby added as a party to the Agreement and agrees to abide by the terms and conditions set forth therein.
2.The term "party" and "parties" shall be construed to include LiveTravel, in addition to The Insurance Company and Administrator.
3.The preamble of the Agreement shall be amended as follows:
This Administrative Services Agreement (hereafter the "Agreement") is made this
1st day of August, 2002, by and between Life of the South Insurance Company, a Georgia corporation with a principal place of business at 10151 Deerwood Park Blvd., Bldg. 100, Suite 330, Jacksonville, FL 32256 and its affiliates (hereafter "Administrator"), National Union Fire Insurance Company of Pittsburgh, Pa., a Pennsylvania insurance corporation with its principal place of business at New York, NY (hereafter "The Insurance Company") and LiveTravel, Inc., a Wisconsin corporation with a place of business at 3300 Business Park Drive, Stevens Point, WI 54482(hereafter "LiveTravel").

4.	The heading of Article I is hereby replaced with the following new heading: ARTICLE I
ADMINISTRATOR AUTHORIZATION AND IDENTIFICATION
OF INSURANCE PRODUCTS AND NON-INSURANCE PRODUCTS

5.	Section 1.1 of Article I is deleted in its entirety and replaced with the following:
1.1    Authorization: Insurance Products and Non-Insurance Products
This Agreement authorizes Administrator to perform administrative functions and services in connection with certain insurance products (hereafter the "Insurance Products") made available and offered by The Insurance Company specified in Exhibit C and certain non-insurance products and services (hereafter the Non-Insurance Products") made available and offered by LiveTravel specified in Exhibit C-1, both exhibits attached to and made a part of this Agreement, as they may be amended from time to time at the sole discretion of the Insurance Company and LiveTravel, as applicable.
With respect to the Insurance Products specified in Exhibit C and any other insurance products added to Exhibit C by the Insurance Company that are made available and offered by The Insurance Company, Administrator shall perform the administrative functions and services indicated in this Agreement, all in accordance with the terms and conditions stated in this Agreement.
With respect to the Non-Insurance Products specified in Exhibit C-1 and any other non-insurance products added to Exhibit C-1 by LiveTravel that are made available and offered by LiveTravel, Administrator shall perform the administrative functions and services indicated in this Agreement, all in accordance with the terms and conditions stated in this Agreement.
6.Article II is amended throughout to replace "The Insurance Company" with "The
Insurance Company or LiveTravel, as applicable" and to replace "Insurance Products" with "Insurance Products and Non-insurance Products, as applicable." Further, "Exhibit C" is hereby replaced with "Exhibit C and Exhibit C-1, as applicable."

7.	Section 3.2 of Article III is hereby amended as follows:
At all times during the term of this Agreement, Administrator shall maintain in force all licenses, authorizations or certificates of authority as may be required by applicable laws to authorize Administrator to perform activities pursuant to this Agreement. Administrator shall provide copies of such license, authorizations or certificates of authority to The Insurance Company and LiveTravel upon request.
8.Section 4.3 of Article IV is deleted in its entirety and replaced with the text which follows:
4.3 Accounts
The Insurance Company and LiveTravel shall establish or have established separate bank accounts (the "Account(s)") in the name of The Insurance Company and LiveTravel for the receipt of premium and fees, as applicable. The Administrator shall not have access to the Accounts. The Administrator shall not otherwise have any power or authority to initiate transfers or draw checks on or against the Accounts.

Two separate bank accounts (the "Administrator Expense Account(s)") shall be established or has been established by the Administrator in the Administrator's name on behalf of The Insurance Company and LiveTravel for the purpose of paying normal administrative expenses, including but not limited to agent licensing fees and client administrative fees, incurred by the Administrator in providing the administrative services under this Agreement. The Administrator's compensation for its services under the Agreement shall not be paid out of the Administrator Expense Account. The Administrator's compensation shall be paid as set out in Exhibit C, part 2, or Exhibit C-1, as amended. The Insurance Company and LiveTravel shall fund the applicable Administrator Expense Accounts. The Administrator shall have access to the Administrator Expense Accounts in a manner acceptable to The Insurance Company and LiveTravel. The Administrator shall account to The Insurance Company and LiveTravel for each payment or withdrawal made from the applicable Administrator Expense Account on a monthly basis. Such accounting shall be provided to The Insurance Company and LiveTravel on or before the fifteenth (151") day after the end of each month in which expenses are paid from the applicable Administrator Expense Account. Such accounting shall include documentation supporting each expense paid from the applicable Administrator Expense Account.
9.Section 4.4 of Article IV is deleted in its entirety and replaced with the text which follows:
Administrator shall remit all deposited net premium and fees (excluding all disbursements listed in Section 4.3) to The Insurance Company and LiveTravel within fifteen (15) days from the end of the month in which the premium and fees are received by Administrator. Payments to The Insurance Company, LiveTravel, or brokers shall also be made within this timeframe.
10.Article V is hereby amended to change "Insurance Products" to "Insurance Products and Non-Insurance Products" and to change "The Insurance Company" to "The insurance Company and LiveTravel." In addition, "insurance coverage" is amended to read "insurance coverage and membership."
11,    Article VI is hereby amended to change "The Insurance Company" to "The Insurance
Company and LiveTravel."
12.Section 7.1 of Article VII is deleted in its entirety and replaced with the text which follows:
Administrator shall, upon receipt of instructions from The Insurance Company or LiveTravel, promptly deliver all policies, certificates booklets to the persons to which The Insurance Company or LiveTravel has directed delivery. All costs related to Delivery of Material not included in Administrator's compensation outlined in Exhibit C, part 2, or Exhibit C-1, are the responsibility of The Insurance Company and LiveTravel. Administrator shall adhere to the service standards outlined in Exhibits A and B of this Agreement.
13.Section 7.2 of Article VII is deleted in its entirety and replaced with the text which follows:
Administrator shall distribute or use only such advertising materials pertaining to insurance being offered by The Insurance Company and non-insurance being offered by LiveTravel as has been approved by The Insurance Company and LiveTravel, in writing, in advance of such use. Administrator shall make no changes to such approved advertising material, whether bydeletion, addition or otherwise, without the express written consent of The Insurance Company or LiveTravel, as applicable.
14. Article VIII is deleted in its entirety and replaced with the text which follows:

In consideration of the performance by Administrator of the foregoing administrative functions and its other obligations pursuant to this Agreement, Administrator shall be paid the compensation set forth in the compensation schedule contained in Exhibit C, part 2, or Exhibit C-1, attached to and made part of this Agreement, in accordance with all the terms and conditions contained in this Agreement. Administrator shall not make or collect from members, policyholders, insureds or covered individuals additional charges for service, to the extent that such services have been contracted for and paid for by The Insurance Company or LiveTravel pursuant to this Agreement.
15.    Section 9.4 of Article IX is hereby deleted in its entirety and replaced with the following text:
9.4 Privacy of Customer Information:
The parties to this Agreement shall comply with federal, state or local laws, rules, regulations, and other applicable legal requirements relating to the confidentiality and privacy of information about insurance applicants, claimants, insureds, Insurance Company customer account numbers, access codes, non-insurance applicants, LiveTravel, membership account numbers, and similar items relating to a credit card account, deposit account, mortgage account, or transaction account of a consumer.
Without limiting of the foregoing, The insurance Company, LiveTravel and the Administrator agree that each shall strictly comply with the provisions of any laws and regulations requiring confidential treatment of information and records determined to be non-public personal information under such laws and regulations, including, without limitation, the Gramm-Leach-Bliley Act, any other federal and state privacy laws, and The Insurance Company's and LiveTravel's written privacy policy, as may be amended from time to time and provided to Administrator by The Insurance Company and LiveTravel, and, upon notice, any other privacy requirements that may be necessary to protect nonpublic personal information that comes into the possession or custody of either The Insurance Company, LiveTravel or the Administrator. Administrator represents that it will comply with the applicable provisions of any privacy laws, The Insurance Company's privacy policy, LiveTravel's privacy policy and any such other privacy requirements and will not disclose, share, transfer, use or reuse any non-public personal information of customers, except as authorized in writing by The Insurance Company and LiveTravel. Any information provided by or transferred from The Insurance Company and/or LiveTravel to Administrator shall remain The Insurance Company's or LiveTravel's exclusive property, as applicable, and shall not be inextricably commingled with information of other clients, contractors or subcontractors of Administrator. Information so transferred to Administrator shall be returned to The Insurance Company and LiveTravel within thirty (30) days following termination of this Agreement for any reason.
This provision shall survive termination of this Agreement.
16.Under Article X Accountings, Reports, Books and Records, wherever the terms "The Insurance Company" appears it is hereby changed to "The Insurance Company and LiveTravel," and the term "premiums" is hereby changed to "premiums and membership fees."
17.Under Article XI Audit, wherever the terms "The Insurance Company" appears it is hereby changed to "The Insurance Company and LiveTravel."
18.The parties agree to add the text which follows as new Section 12.1.4 of the Agreement:
"LiveTravel shall have the right to elect to withdraw from the Agreement pursuant to the procedure for termination outlined in Sections 12.1.1 and 12.1.2 herein. In the event of withdrawal by LiveTravel, the parties agree that LiveTravel's withdrawal shall not terminate the Agreement."
19.Under Section 12.1.3 of Article XII, Transfer of Records, wherever the terms ''The
Insurance Company" appears it is hereby changed to The Insurance Company and LiveTravel."
20.Section 13.1.2 of Article XII it is hereby amended as follows:
The Insurance Company and LiveTravel shall indemnify and hold Administrator, its directors, officers, employees and agents harmless against any claim, loss, direct or indirect vicarious liability, suit or judgment (including attorneys' fees and costs of defense or investigation related thereto) which arises as a result of the error, omission, negligence, wrongful action or fault of The Insurance Company or LiveTravel or their respective directors, officers, employees, or agents, or which results from any conduct by The Insurance Company or LiveTravel which results from a material breach of this Agreement by The Insurance Company or LiveTravel or failure to comply with any federal, state, local or other governmental or regulatory agency's law, regulation statute, or ordinance, or misrepresentation of The Insurance Company or LiveTravel or their respective directors, officers, employees or agents.
Administrator shall indemnify and hold The Insurance Company, LiveTravel, and their directors, officers, employees and agents harmless against any claim, loss, liability, suit or judgment (including attorneys' fees and costs of defense or investigation related thereto) which arises as a result of the error, omission, negligence, misrepresentation, wrongful action or fault of Administrator or its directors, officers, employees or agents, or which results from any conduct by Administrator exceeding its authority under this Agreement or which results from a material breach of this Agreement by Administrator.
21.Under Article XV, General Provisions, Section 15.3 Delivery of Notices is deleted in its entirety and replaced with the following:
15.3 Delivery of Notices:
Except as otherwise specified herein, any notice or notification required under the terms of this Agreement shall be in writing and sent via United States registered or certified mail, return receipt requested, postage prepaid and properly addressed:
If to the Insurance Company: Mark Fraser, Senior Vice President
National Union Fire Insurance Company of Pittsburgh, Pa.
180 Maiden Lane
New York, NY 10038
Phone: 212-458-8466
With a copy to:        Susan Martin, Senior Vice President and Division General Counsel
Accident & Health Legal Department Rockwood Plaza
503 Carr Road, 3rd Floor
Wilmington, DE 19809
Phone: 302-765-1730

If to LiveTravel, Inc.:        Dean S. Sivley, President LiveTravel, Inc.
3300 Business Park Drive

With a copy to: If to Administrator:
Stevens Point, WI 54482 Phone: 715-292-0191
Susan Martin,
Senior Vice President and Division
General Counsel
Accident & Health Legal Department
Rockwood Plaza
503 Carr Road, 3rd Floor Wilmington, DE 19809 Phone: 302-765-1730
Christopher Romaine
Senior Vice President and General Counsel Fortegra Financial Corporation
10151 Deerwood Park Blvd., Bldg 100, Suite 330 Jacksonville, FL 32256
Alex Halikias
President
LOTSolutions, Inc.
10151 Deerwood Park Blvd., Bldg. 100, Suite 330 Jacksonville, FL 32256

Such writing, if mailed in accordance with the foregoing, shall be deemed delivered when actually received by the addressee.
22.Exhibit A is hereby amended to change the term "The Insurance Company" to "The Insurance Company and LiveTravel."
23.Exhibit B is hereby amended to change the term "The Insurance Company" to "The Insurance Company and LiveTravel."
24.The parties agree to add new Exhibit C-1 in the form attached hereto and incorporated herein.
Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to them in the Agreement.
All other terms and conditions of the Agreement shall remain in full force and effect, except as amended herein. To the extent that the terms of this Amendment conflict with the terms of the Agreement, the terms included in this Amendment shall be controlling.
Counterpart signature pages to this Amendment transmitted by facsimile transmission, by electronic mail in "portable document format" (".pdf") form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
IN WITNESS WHEREOF the parties, by their respective duly authorized officers, have executed this Amendment as of the Amendment Effective Date in duplicate, each of which shall be deemed an original but both of which together shall constitute one and the same instrument
[SIGNATURES ON NEXT PAGE]

LIFE OF THE SOUTH INSURANCE COMPANY

By:     /s/ W. Dale Bullard                    Date signed:
(Signature)

Name:     William Dale Bullard
Title:         President

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA.

By:     /s/ M. J Stevenson                    Date signed:     7/17/12
M. J Stevenson
As Its Attorney-In-Fact

LIVETRAVEL, INC.

By:     /s/ Dean S. Sivley                    Date signed:     7/24/12
Dean S. Sivley
President

EXHIBIT C-1
Non-insurance Products
and Compensation to Administrator
Depending on Product/Service Required
1. Non-insurance Products:
The Non-insurance Products included, without limitation, as the subject of this Agreement are as follows:

a.	My Essential Helper
Medical Assistance: provides customers/travelers with medical assistance from physician/dentist referrals to coordinating medical evacuations, repatriations and visitor to bedside travel arrangements.
Emergency Travel Assistance: provides 24/7 assistance for emergency travel arrangements, including flight re-bookings, hotel bookings and ground transportation due to delays, cancellations or emergencies while customers are in travel status.
VIP Personal Assistance Services: provides personal assistance coordinators who are available 24/7 to assist customers/travelers with personalized customer care including restaurant referrals, unique gift ideas, event schedules/ticketing and up-to-the-minute weather, sports and stock information.
Worldwide Travel Assistance: provides pre-trip travel assistance and assistance while traveling. Services may include visa/passport/inoculation information to emergency cash transfer assistance to lost baggage assistance.
Personal Security Assistance: provides personal security assistance for emergency or security situations as well as provides pro-active email alert messaging and on-line security web information. In additional, provides support and assistance when identity theft is suspected. Assists customers in contacting the appropriate financial institutions and credit bureaus to assist with identity restoration.

b.
Any other non-insurance products or services similar or substantially similar in scope to the products listed above in this Exhibit C-1 that LiveTravel may elect, in its sole discretion, to add to this Exhibit C-1. If LiveTravel Company elects to add products that differ substantially in scope from the products listed above, then the Administrator and LiveTravel agree to negotiate in good faith the appropriate compensation and fees for such products.

With prior written approval by Administrator and LiveTravel, Exhibit C-1 may be amended from time to time by LiveTravel to add new Non-insurance Products or delete Non-insurance Products and/or Non-insurance programs.
2. Compensation:
a. In consideration of the performance of administrative functions and services by Administrator in accordance with the Agreement of which this Exhibit is part, LiveTravel will pay Administrator, within thirty (30) days of receipt of a detailed written invoice from Administrator (the "Per Issue Fee' and the "Administrative Service Fee"), as indicated below, subject to the terms and conditions contained in the Agreement (Paragraph 4.3.3.) and this Exhibit.

b.
The applicable Per Issue Fee per membership for paper fulfillment packages mailed via first class mail, including postage, is ($2.25). Any postal increases after the Effective Date of this Exhibit C-1 to the Agreement, will be passed through as an additional cost to LiveTravel.

c.	The Per Issue Fee shall be calculated based on the number of paper fulfillment packages mailed via first class mail to new members by the Administrator on behalf of LiveTravel.

d.
The Administrative Service Fee shall be calculated as a percentage of the membership fee (first year and renewal membership fees) collected and received by Administrator on behalf of LiveTravel. The applicable percentage for calculating the Administrative Service Fee is two (2%) percent of gross collected membership fees per month net of refunds, returns, and charge backs. Membership fees do not include any membership fee attributable to the Complimentary or Bonus Period.

e.
For direct mail application memberships received via paper documents, the Administrator will charge an additional 50 cents ($.50) to LiveTravel per membership processed, in addition to Administrative Service Fees allowed by 2(d) of this Exhibit C-1.

f.
If the Administrator direct bills, a one (1) time one dollar ($1.00) fee per bill will be assessed to LiveTravel. This fee shall not apply when a combination of a cancellation notice and direct bill is sent to any member.

g.	A two dollar ($2.00) fee will be assessed to LiveTravel for each cash membership fee payment received by the Administrator.

h.	Pass Through Charges:
Administrator shall send all "Pass Through Charges" listed below, subject to the limitations set forth below, to LiveTravel for prior written approval and payment, if approved.

i.
Specialized Mailings: If regulatory or statutory changes applicable to third party administrators require Specialized Mailings to be sent to members, Administrator shall bear the cost of such Specialized Mailings. If LiveTravel requires any Specialized Mailings to be sent to members, LiveTravel shall pay all costs associated with such Specialized Mailings.

ii.
    Bank and Processor Fees: Administrator shall not be responsible for any bank and processor fees charged by LiveTravel's designated processor and incurred by Administrator solely in connection with the processing of LiveTravel membership fees. Such fees shall be billed to LiveTravel for payment.

i.
During the term of the Agreement, Administrator shall continue to receive the compensation described in this Paragraph 2 of this Exhibit C-1 for so long as (i) a membership fee is received for each in force membership, and (ii) Administrator continues to perform administrative services with respect to such membership during the term of the Agreement. Compensation shall cease upon termination of the Agreement or LiveTravel's withdrawal as a party to this Agreement.